UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2024

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Credit, Security and Guaranty Agreement

On January 24, 2024, Rubicon Technologies, Inc. (the “Company”) entered into Amendment No. 3 to Credit, Security, and Guaranty Agreement (“Amendment No. 3”) with Rubicon Technologies Holdings, LLC, a Delaware limited liability company (“Holdings”), Rubicon Technologies International, Inc., a Delaware corporation, Rubicon Global, LLC, a Delaware limited liability company, Cleanco LLC, a New Jersey limited liability company, Charter Waste Management, Inc., a Delaware corporation, RiverRoad Waste Solutions, Inc., a New Jersey corporation (each individually as a “Borrower”, and collectively as “Borrowers”), Midcap Funding IV Trust, a Delaware statutory trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time party thereto. Amendment No. 3 further amends the Credit, Security, and Guaranty Agreement, dated as of June 7, 2023, by and among the Company, Holdings, Borrowers, and Agent (as amended on September 17, 2023 and December 5, 2023, the “Credit Agreement”) by (i) adding the defined terms Sponsor Guaranty, Sponsor Guaranty Termination Date, and Third Amendment Effective Date, (ii) amending and restating the defined term Borrowing Base, (iii) revising the defined term Financing Documents, and (iv) amending and restating Section 10.1(a) “Events of Default.”

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of the same, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. Capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Credit Agreement.

Sponsor Guaranty

On January 24, 2024, the Agent and Rodina Capital (the “Guarantor” or “Rodina”) entered into the Sponsor Guaranty Agreement (the “Sponsor Guaranty”). Pursuant to the Sponsor Guaranty, the Guarantor, among other things, provided an absolute, unconditional and irrevocable guarantee, as primary obligor and not merely as surety, the full and punctual performance and payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, in accordance with any Financing Document, of the Borrowers’ Obligations, and each other Credit Party (as defined in the Sponsor Guaranty) whether existing or incurred at a later date. Further to the Sponsor Guaranty, the parties thereto also agreed, among the other terms and conditions stipulated therein, that (i) the liability of the Guarantor is limited as disclosed therein, and (ii) the Agent may not demand payment under the Sponsor Guaranty unless a Guaranty Trigger Event (as defined in the Sponsor Guaranty) has occurred and is continuing.

The foregoing description of the Sponsor Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the same, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Sponsor Capital Contribution Agreement

On January 24, 2024, the Company entered into the Sponsor Capital Contribution Agreement (the “Sponsor Contribution Agreement”) with the Borrowers and Rodina. Pursuant to the Sponsor Contribution Agreement, Rodina agreed to make a cash contribution (the “Contribution”) to the Borrowers equal to the lesser of (a) $5,000,000 or (b) the amount (net of all costs and expenses related thereto) necessary to cause liquidity to equal $16,000,000 on a pro forma basis after giving effect to the Contribution. The Contribution will only be made if (a) the Sponsor Guaranty Termination Date is extended to June 15, 2024, and (b) the liquidity is less than $16,000,000. The proceeds from the Contribution will be held in an account in which the Agent has a perfected security interest. Further, in exchange for the Contribution, the Company (on behalf of the Borrowers) agreed to issue Rodina shares of the Company’s Class A common stock, par value $0.0001 per share, in an amount equal to the Contribution divided by the Conversion Price (as defined in the Sponsor Contribution Agreement).

The foregoing description of the Sponsor Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the same, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	Amendment No. 3 To Credit, Security and Guaranty Agreement, dated January 24, 2024, by and between Rubicon Technologies, Inc. and MidCap Funding IV Trust.
10.2	The Sponsor Guaranty Agreement, dated January 24, 2024, by and between Rodina Capital and MidCap Funding IV Trust.
10.3	The Sponsor Capital Contribution Agreement dated January 24, 2024, by and between Rubicon Technologies, Inc., Rubicon Technologies Holdings, LLC, Rubicon Technologies International, Inc., Rubicon Global, LLC, CleanCo LLC, Charter Waste Management, Inc., RiverRoad Waste Solutions, Inc., and Rodina Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Kevin Schubert
	Name:	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

Date: January 30, 2024

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